Exhibit 10

STOCK PURCHASE AGREEMENT

This Agreement (the “Agreement”) made this 29th day of September 2012, by and between  each of the persons listed on Exhibit A (collectively, the “Sellers”) of common stock of Gold American Mining Corp., a Nevada corporation (the “Company”), and Brett Bertolami, a citizen and resident of Davidson, North Carolina (the “Purchaser”), setting forth the terms and conditions upon which the Sellers will sell Forty Six Million Nine Hundred Eighty One Thousand Sixty (46,981,060) shares (representing 52.3 % of the outstanding shares of the Company) (the “Shares”) of the Company (“SILA” or sometimes the "Company") common stock (the “Common Stock”),  owned by Sellers, to Purchaser.  The Sellers and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

WITNESSETH:

WHEREAS, the Sellers and Purchaser have appointed Harold H. Martin, Attorney At Law, to act as the Escrow Agent ("Escrow Agent") for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Shares and all documents, stock certificates, stock powers and corporate records of SILA, in the Harold H. Martin ATTY Trust Fund Account, unless other arrangements are agreed to by all parties.

WHEREAS, Purchaser, Sellers and Harold H. Martin, acting as the Escrow Agent, have entered into an Escrow Agreement dated September 29, 2012.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties herewith agree as follows:

ARTICLE I
SALE OF SECURITIES

1.01           Sale.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell the Shares for a total of Two Hundred Thousand Dollars (US) ($200,000.00) (the “Purchase Price”).  This is a private transaction between the Sellers and Purchaser.

1.02           Escrow Agent.  The Sellers and Purchaser have appointed Harold H. Martin, Attorney At Law, to act as the Escrow Agent as to the distribution of the Purchase Price and distribution of the Shares and documents of SILA to be held in the Escrow Account, unless it is agreed by the Parties that the documents and certificates shall be distributed to the Purchaser in another way.

It is understood that SILA is in compliance with all SEC filing requirements as of the date hereof, with the exception that its Annual Report on Form 10-K for the year ended July 31, 2011 was filed eight days late.  All filings with the Securities and Exchange Commission (“SEC”) are displayed on EDGAR (the “SEC Filings”) and that the SEC Filings reveal almost all information pertaining to SILA and that there have been no significant changes in SILA and no changes in issued stock as of the date of this Agreement.  There shall be a due diligence period of 5 days (the “Due Diligence Period”) after the date hereof, during which the Purchaser shall be entitled to investigate the business, affairs and SEC filings of SILA.  After the expiration of the Due Diligence Period, the Purchaser shall be entitled to terminate this Agreement if he or his agents discover any material liabilities which are unacceptable to the Purchaser in SILA’s SEC filings or in other documentation pertaining to the transaction or which relates to something of significance that was not previously revealed in the SEC Filings or otherwise that changes the structure and intent of this Agreement and the transaction, that the Sellers cannot correct, the Purchaser may cancel this Agreement.

As soon as reasonably practicable after the date hereof, Sellers will forward by overnight delivery, or by email, for review by the Purchaser, any and all documents of SILA which the Purchaser might request, other than the SEC Filings and documents contained in the SEC Filings.

Purchaser will provide Sellers with information as requested by the Sellers concerning the Purchaser, as may be reasonably requested.

1.03           The Purchase Price.  The Purchase Price has been wire transferred to the Escrow Account, and it is agreed that the Closing will take place on Thursday, October 4, 2012, unless a delay is agreed to by the Parties signing this Agreement.  It is agreed that all of the Shares shall remain in the Escrow Account until the Closing of the sale of the Shares shall take place and all stock certificates shall be delivered to the Purchaser along with all documents listed in paragraphs 2.12, 2.13 and 3.02 below.

It is further agreed that if the full balance due for the Shares in the amount of $200,000.00 is not paid in full on or before October 10, 2012, unless an extension of time is agreed to in writing by both Parties, the Sellers, may, at their discretion, terminate this Agreement.

ARTICLE II
SELLERS’ REPRESENTATIONS AND WARRANTIES

The Sellers, jointly and severally, represent and warrant to the Purchaser the following:

2.01           Organization.  SILA is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Nevada. All actions taken by the incorporators, directors and shareholders of
SILA have been valid and in accordance with the laws of the state of Nevada.  SILA is a reporting company pursuant to the Securities Exchange Act of 1934.  The Shares are currently quoted on the OTCQB and [OTCBB].  After the Closing, the Purchaser shall file all required filings with any state and federal regulators, including the SEC, disclosing the acquisition of the Shares by the Purchaser.

2.02           Capital.  The authorized capital stock of SILA consists of 500,000,000 shares of Common Stock, with $0.00001 par value, of which 89,804,393 shares of Common Stock are issued and outstanding.  The Shares represent 52.3% of the issued and outstanding shares of Common Stock.  There are 10,000,000 shares of Preferred Stock, $0.00001 authorized, and none are outstanding.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, other than as described in this Agreement, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SILA to issue or to transfer from treasury any additional shares of its capital stock, other than 800,000 warrants to purchase 400,000 shares of common stock of SILA expiring on January 25, 2013 at an exercise price of $.38 per share. 2012.  These will be extinguished prior to Closing pursuant to a Termination Agreement.  None of the outstanding shares of Common Stock of SILA are subject to any stock restriction agreements, other than as required by law such as Rule 144 of Regulation D of the Securities Act of 1933 (the “Act”).  There are approximately 59 shareholders of record of SILA plus those in street name.  All of such shareholders have valid title to such shares of Common Stock and acquired their shares of Common Stock in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.  The free trading shares of SILA are DTC eligible.

2.03           Financial Statements.  SILA’s financial statements contained in its SEC Filings (the “Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other.  The Financial Statements fairly present the financial condition and operating results of SILA as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, and as set forth in paragraph 2.05, SILA has no material liabilities (contingent or otherwise).  SILA is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.04           Filings with Government Agencies.  SILA files annual and quarterly reports with the SEC and is current in all fillings required by the SEC, except for a non-timely filing of an Annual Report on Form 10-K for the fiscal year ended July 31, 2011 that was eight days late.  SILA has made all filings with the state of Nevada that are required and is current in its filings and reporting to the state of Nevada.  Upon the purchase of the Shares by the Purchaser, Purchaser will have the full responsibility for filing any and all documents required by the SEC and/or any other government agency that may be required.  The Sellers will supply the Purchaser with all information that is currently available for SILA.  The Purchaser understands that the Sellers will have no responsibility whatsoever for any filings made or required to be made by SILA after the Closing with any state or federal regulator or otherwise.

2.05           Liabilities.  It is understood and agreed that the purchase of the Shares is predicated on SILA not having any liabilities at Closing.  SILA will not at Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at Closing.  The Sellers are not aware of any pending, threatened, or asserted claims, lawsuits, or contingencies involving SILA or its Shares.  To the best knowledge of the Sellers, there is no dispute of any kind between SILA and any third party, and no such dispute will exist at the Closing of this transaction, and at the Closing, SILA will be free from any and all liabilities, liens, claims, and/or commitments.

2.06           Tax Returns.  SILA has filed or will file prior to Closing, federal and state returns for the year ending December 31, 2011.  As of Closing, there shall be no taxes of any kind accrued, due or owing.

2.07           Ability to Carry Out Obligations.  The Sellers’s Representative has the right, power, and authority to enter into this Agreement on behalf of the Sellers and to bind the Sellers to the representations and warranties hereof and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and the performance by the  Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which SILA, the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause SILA (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of SILA or upon the Shares to be acquired by the Purchaser.

2.08           Contracts, Leases, and Assets.  SILA is not a party to any contract, agreement, or lease (unless such contract, agreement or lease has been assigned to another party or SILA has been released from its obligations thereunder, other than the normal contract with the transfer agent).  No person holds a power of attorney from SILA or the Sellers in connection with the execution of this Agreement or the Escrow Agreement.  At the Closing, SILA will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.09           Compliance with Laws.  To the best knowledge of the Sellers, SILA has complied in all material respects with, and is not in violation of, any federal, state, or local statute, law, and/or regulation.  To the best knowledge of the Sellers, SILA has complied with all federal and state securities laws in connection with the offer, sale, and distribution of its securities.  At the time that SILA sold Shares to the Sellers, SILA was entitled to use the exemptions provided by the Act relative to the sale of its Shares.  The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Act.

2.10           Litigation.  SILA is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation.  To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against SILA.  SILA is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11           Conduct of Business.  Prior to the Closing, SILA shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser): (i) sell, pledge, or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.12           Corporate Documents.  Copies of each of the following documents, which shall be true, complete and correct in all material respects, will delivered by the Escrow Agent to the Purchaser (and originate from the Sellers) unless they are contained within the SEC Filings:

(i)           Articles of Incorporation and all amendments thereto;
(ii)          Bylaws and all amendments thereto;
(iii)         Minutes and Consents of Shareholders, if any;
(iv)         Minutes and Consents of the board of directors;
(v)           List of officers and directors;
(vi)          Certificate of Good Standing from the Secretary of State of Nevada;
(vii)	Current Shareholder list from the transfer agent;

2.13           Closing Documents.  All minutes, consents or other documents pertaining to SILA to be delivered at the Closing shall be valid and in accordance with the laws of Nevada.

2.14           Title.  The Sellers have good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares.  There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict, or delay voting rights with respect to the Shares.

2.15           Transfer of Shares.  The Sellers will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper Stock Powers with Signature Guarantees acceptable to the transfer agent for delivery to the Escrow Agent to be sent to the Purchaser at Closing.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the transfer agent for the Company to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.16           Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
CLOSING

3.01           Closing for the Purchase of Common Stock.  The Closing (the “Closing”) of this transaction for sale of the Shares will occur when all of the documents and consideration described in Paragraphs 2.12 above and in 3.02 below have been delivered, or other arrangements made and agreed to by the Parties.  If the Closing of this transaction has not taken place on or before October 15, 2012 either Party may terminate this Agreement.

3.02           Documents and Payments Required at Closing.  As part of the Closing, those documents listed in 2.12 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing unless other arrangements are made acceptable to all parties.

(a)           By the Sellers:

(i)           stock certificate or certificates, along with stock powers with signature guarantees acceptable to the transfer agent, representing the Shares, endorsed in favor of the name or names as designated by Purchaser or left blank;

(ii)           the resignations of all officers of SILA;

(iii)           the resignations of all directors of SILA and the appointment of new directors as designated by Purchaser;

(iv)           true and correct copies of all of the business and corporate records of SILA which are not part of the SEC Filings, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist;

    (v)          a letter from the auditor to the effect that it has been paid to date in full and it has been paid in full to prepare and file the Annual Report on Form 10-K for the fiscal year ended July 31, 2012 and such report will be filed on or before October 15, 2012;

    (vi)         a letter from the transfer agent to the effect that it has been paid in full for transfer services as of the Closing;

    (vii)   a signed Termination Agreement with respect to outstanding warrants and issuance of outstanding warrants of SILA; and.

    (viii)        such other documents of SILA as may be reasonably required by Purchaser, if available.

(b)           By Purchaser:

(i)           wire transfer to the Harold H. Martin ATTY Trust Fund Account in the amount of $225,000.00, which wire transfer has already been made as of the date hereof.

ARTICLE IV
INVESTMENT INTENT

4.01           Transfer Restrictions.  Purchaser (and/or assigns) agree that the Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02           Investment Intent.  The Purchaser are acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03           No Advertisement.  The Purchaser acknowledge that the Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement of any kind.

4.04           Knowledge and Experience.  The Purchaser acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase.  The Purchaser acknowledge that Sellers has given them and all of their counselors access to all information relating to SILA’ business that they or any one of them have requested.  The Purchaser acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of SILA so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05           Restrictions on Transferability.   It is understood that the shares being purchased are not “free trading” shares.  The Purchaser are aware of the restrictions of transferability of the Shares and further understand that all of the certificates representing 46,981,060 of the Shares shall bear a legend similar to the following:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT.  AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION.  THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Neither SILA nor Sellers have filed a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplate doing so in the future to register this transaction, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06           Accredited Investor.  Each Purchaser is an “Accredited Investor” as defined in Regulation D of the Act or, either alone or with Purchaser’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Sellers or any affiliate or selling agent of Sellers, directly or indirectly, has sufficient knowledge and experience in financial and business matters that each Purchaser is capable of evaluating the merits and risks of an investment in the Shares offered by Sellers and of making an informed investment decision with respect thereto and has the capacity to protect Purchaser’s own interests in connection with Purchaser’s proposed investment in the Shares.

ARTICLE V
REMEDIES

5.01           Termination.  In addition to any other remedies, either Party may terminate this Agreement, if at the Closing, the other Party has failed to comply with all material terms of this Agreement, has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

5.02           Indemnification.  From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.03           Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any Party may have for breach of representation, warranty, covenant, or agreement.

ARTICLE VI
MISCELLANEOUS

6.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

6.06           Partial Invalidity.  In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement.  If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07           Significant Changes.  The Sellers understand that significant changes may be made in the capitalization or stock ownership of SILA, which changes could involve a reverse stock split or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership or number of shares owned by present shareholders of SILA.

6.08           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

6.09         Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Sellers:

c/o Johannes Petersen

Phone –
Fax –
Email –

If to the Purchaser:	With copy to:

Brett Bertolami	Harold H. Martin
718 South West Drive	Martin & Pritchett, PA
Davidson, NC 28036	16810 Kenton Drive, Suite 160
Phone – 704-902-2482	Huntersville, North Carolina 28078
Email – govlkn@gmail.com	Phone – 704-237-4508
Fax – 704-237-4917
Email– harold@martin-pritchett.com

6.10           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personals, successors and assigns of each of the Parties to this Agreement.

6.11           Effect of Closing.  All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12           Mutual Cooperation.  The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.13           Choice of Law.  This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

6.14           Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the State of Nevada shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

6.15           Attorneys’ Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first above written.

SELLERS:

JOHANNES PETERSEN

By:	/s/ Johannes Petersen
Johannes Petersen

ZUG FINANCING GROUP S.A.

By:	/s/ S.A.R. Drayton
Name : S.A.R. Drayton
Title: Director

PURCHASER:

BRETT BERTOLAMI

By:	/s/ Brett Bertolami
Brett Bertolami

EXHIBIT A – SELLING SHAREHOLDERS

Shareholder	Number of Shares
Johannes Petersen	45,000,000
Zug Financing Group S.A.	1,981,060
TOTAL	46,981,060